UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2017

PHI GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	002-78335-NY	90-0114535
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5348 Vegas Drive # 237 Las Vegas, NV	89108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 702-475-5430

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Precommencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Precommencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 3.02 Unregistered Sales of Equity Securities

On June 23, 2017, the Company issued 495,441 shares of free-trading Common Stock of PHI Group, Inc. to Power Up Lending Group Ltd., holder of a Convertible Promissory Note dated 12/15/2016 of the Company, for the conversion of $7,500.00 of the principal amount of the Note, at the conversion price of $0.015138 per share. The principal amount of the Note after this conversion was $24,500.00.

On June 28, 2017, the Company cancelled 225,000 of Common Stock of PHI Group, Inc. previously issued to Milost Advisors, Inc. for consulting services valued at $90,000.00.

On July 05, 2017, the Company issued 740,741 shares of free-trading Common Stock of PHI Group, Inc. to Power Up Lending Group Ltd., holder of a Convertible Promissory Note dated 12/15/2016 of the Company, for the conversion of $10,000.00 of the principal amount of the Note, at the conversion price of $0.0135 per share. The principal amount of the Note after this conversion was $14,500.00.

On July 11, 2017, the Company issued 800,000 shares of free-trading Common Stock of PHI Group, Inc. to Auctus Fund LLC, holder of a Convertible Promissory Note dated 8/16/2016 of the Company, for the conversion of $5,152.00, consisting of $3,485.17 principal amount of the Note and $1,666.83 of accrued and unpaid interest thereto, at the conversion price of $0.00644 per share. The principal amount of the Note after this conversion was $32,613.12. Subsequently, on July 24, 2017, the Company paid a total of $49,530.72 to Auctus Fund LLC, consisting of $32,613.12 principal amount and the balance in pre-payment premium and accrued and unpaid interest in connection with the Convertible Promissory Note dated 8/16/16. This note was paid in full and the principal balance due remaining and accrued and unpaid interest remaining after this payment was $0.00.

On July 17, 2017, the Company issued 880,000 shares of free-trading Common Stock of PHI Group, Inc. to Power Up Lending Group Ltd., holder of a Convertible Promissory Note dated 12/15/2016 of the Company, for the conversion of $7,920.00 of the principal amount of the Note, at the conversion price of $0.009 per share.

On July 21, 2017, the Company issued 1,019,872 shares of free-trading Common Stock of PHI Group, Inc. to Power Up Lending Group Ltd., holder of a Convertible Promissory Note dated 12/15/2016 of the Company, for the conversion of $7,955.00, consisting of $6,580 principal amount of the Note and $1,375.00 of accrued and unpaid interest thereto, at the conversion price of $0.0078 per share. The principal balance due remaining and accrued and unpaid interest remaining after this conversion was $0.00.

On July 25, 2017, Henry Fahman, Chairman and Chief Executive Officer of the Company, converted $300,000 of indebtedness owed by the Company into 20,000,000 shares of restricted common stock of PHI Group, Inc. at the conversion price of $0.015 per share. The conversion into restricted common stock of the Company was effectuated pursuant to the resolutions of the Company’s Board of Directors dated March 12, 2012, June 06, 2012, and November 2, 2012 which remain in full force and effect, allowing creditors of the Company to convert any or all of their outstanding indebtedness and accrued and unpaid interest thereof into shares of common stock of PHI Group, Inc. by relying on the exemption from the registration requirements of the United States Securities Act of 1933, as amended (the “Act”).

On July 25, 2017, the Company issued a total of 1,533,333 shares of restricted Common Stock of PHI Group, Inc. pursuant to Rule 144 to two non-US shareholders in connection with private stock purchase agreements dated July 19, 2017 and July 20, 2017, respectively, between these shareholders and the Company, for a total of $23,000.00, at the purchase price of $0.015 per share.

As of July 25, 2017 there were 41,082,982 shares of the Company’s common stock issued and outstanding, excluding 5,673,327 shares of common stock that have been set aside for a special dividend distribution.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 26, 2017

PHI GROUP, INC.
(Registrant)

By:	/s/ Henry D. Fahman
Henry D. Fahman
Chairman and CEO